If filing more
than one
	Page 32, "X" box: ?
For period ending September 30,1999

File number 811-4587


77.	A.	Is the Registrant filing any of the
following attachments with the current filing of Form
		N-SAR?  (ANSWER FOR ALL SERIES AS A
GROUP) _Y_
		Y/N


NOTE: If answer is "Y" (Yes), mark those items below being filed as an attachment to this form or incorporated by reference. __
		Y/N

	B.	Accountant's report on internal control
___
	C.	Matters submitted to a vote of security
holders _N_
	D.	Policies with respect to security
investments _N_
	E.	Legal proceedings _N_
	F.	Changes in security for debt _N_
	G.	Defaults and arrears on senior securities
_N_
	H.	Changes in control of Registrant  _N_
	I.	Terms of new or amended securities _N_
	J.	Revaluation of assets or restatement of
capital share account __
	K.	Changes in Registrant's certifying
accountant __
	L.	Changes in accounting principles and
practices ___
	M.	Mergers _N_
	N.	Actions required to be reported pursuant
to Rule 2a-7 _N_
	O.	Transactions effected pursuant to Rule
10f-3  _Y_
	P.	Information required to be filed pursuant
to existing exemptive orders _N_
Attachment Information (Cont. On Screen 39)
	If filing more than one
	Page 32, "X" box:            ?
For period ending September 30,1999

File number 811-4587

Attachment Information (Cont. from Screen 38)

77.	Q.	1.	Exhibits _N_
		                      Y/N

		2.	Any information called for by
instructions to sub-item 77Q2 _N_
		              Y/N

		3.
Any information called for by instructions to sub-
item 77Q3 _N_
			Y/N



SCREEN NUMBER:  39



79.	?	List the "811" numbers and names of
Registrant's wholly-owned
                        investment company
subsidiaries consolidated in this report.


811 Number		Subsidiary Name

FORM 10f-3	FUND:  PaineWebber Financial Services
Growth Fund, Inc.

Record of Securities Purchased Under the Fund's Rule
10f-3 Procedures


1.	Issuer:  Goldman Sachs

2.	Date of Purchase:  5/3/99	3.  Date offering
commenced:  5/3/99

4.	Underwriters from whom purchased:  Goldman
Sachs

5.	"Affiliated Underwriter" managing or
participating in syndicate:

	PaineWebber

6.	Aggregate principal amount of purchase:  $900

7.	Aggregate principal amount of offering:  $60
mil.

8.	Purchase price (net of fees and expenses):  $53

9.	Initial public offering price:  $53

10.	Commission, spread or profit:  	%	$1.35

11.	Have the following conditions been satisfied?
YES
NO
a.	The securities are part of an issue registered
under the Securities Act of 1933 which is being offered to the public or are "municipal securities" as defined in Section 3(a)(29) of the Securities Exchange Act of 1934.




___X
___




____
___
b.	The securities were purchased prior to the end
of the first full business day of the offering at not more than the initial offering price (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated).





___X
___





____
___
c.	The underwriting was a firm commitment
underwriting.

___X
___

____
___
d.	The commission, spread or profit was
reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.



___X
___



____
___
e.	If securities are registered under the
Securities
Act of 1933, the issuer of the securities and its predecessor have been in continuous operation for not less than three years.



___X
___



____
___
f.	The amount of such securities purchased by all
of the investment companies advised by
Mitchell Hutchins did not exceed 4% of the principal amount of the offering or $500,000 in principal amount, whichever is greater, provided that in no event did such amount exceed 10% of the principal amount of the offering.






___X
___






____
___
g.	The purchase price was less than 3% of the
Fund's total assets.

___X
___

____
___
h.	No Affiliated Underwriter was a direct or
indirect participant in or beneficiary of the sale or, with respect to municipal securities, no purchases were designated as group sales or otherwise allocated to the account of any Affiliated Underwriter.





___X
____





____
___

Approved:  Andrew B. Dinnhaupt 		Date
5/19/99



FORM 10f-3	FUND:  PaineWebber Financial Services
Growth Fund, Inc.

Record of Securities Purchased Under the Fund's Rule
10f-3 Procedures


1.	Issuer:  DLJ direct Inc.

2.	Date of Purchase:  5/25/99.  Date offering
commenced:  5/26/99

4.	Underwriters from whom purchased:  Donaldson
Luftkin

5.	"Affiliated Underwriter" managing or
participating in syndicate:

	PaineWebber

6.	Aggregate principal amount of purchase:
$15,000

7.	Aggregate principal amount of offering:
$16mil.

8.	Purchase price (net of fees and expenses):  $20

9.	Initial public offering price:  $20

10.	Commission, spread or profit:  	%	$.81

11.	Have the following conditions been satisfied?
YES
NO
a.	The securities are part of an issue registered
under the Securities Act of 1933 which is being offered to the public or are "municipal securities" as defined in Section 3(a)(29) of the Securities Exchange Act of 1934.




___X___




_______
b.	The securities were purchased prior to the end
of the first full business day of the offering at not more than the initial offering price (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated).





___X___





_______
c.	The underwriting was a firm commitment
underwriting.

___X___

_______
d.	The commission, spread or profit was
reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.



___X___



_______
e.	If securities are registered under the
Securities
Act of 1933, the issuer of the securities and its predecessor have been in continuous operation for not less than three years.



___X___



_______
f.	The amount of such securities purchased by all
of the investment companies advised by
Mitchell Hutchins did not exceed 4% of the principal amount of the offering or $500,000 in principal amount, whichever is greater, provided that in no event did such amount exceed 10% of the principal amount of the offering.






___X___






_______
g.	The purchase price was less than 3% of the
Fund's total assets.

___X___

_______
h.	No Affiliated Underwriter was a direct or
indirect participant in or beneficiary of the sale or, with respect to municipal securities, no purchases were designated as group sales or otherwise allocated to the account of any Affiliated Underwriter.





___X____





_______

Approved:  Andrew B. Dinnhaupt 		Date
5/26/99